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                                                                     EXHIBIT 3.2

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           NISSAN AUTO LEASING LLC II

         This Limited Liability Company Agreement of Nissan Auto Leasing LLC II, a Delaware limited liability company (the "Company"), dated as of October 29, 2001, is entered into by Nissan Motor Acceptance Corporation, a California corporation, as the sole member ("NMAC" or the "Member"), and H. Edward Matveld and Cheryl A. Lawrence, as the Independent Managers.

         WHEREAS, the Member desires to form a limited liability company under and pursuant to Delaware's Limited Liability Company Act (6 Del. C. Section 18-101 et seq.) for the purposes set forth in this Agreement by causing a Certificate of Formation of the Company to be filed with the office of the Secretary of State of the State of Delaware and by entering into this Agreement;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NMAC, intending to be legally bound, agrees to form the Company in accordance with the Act and subject to the terms and provisions of this Agreement.

                                   ARTICLE ONE

                                   DEFINITIONS

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Act" means the Delaware Limited Liability Company Act, as codified in Title 6 of the Delaware Code Sections 18-101 et seq., as amended from time to time.

         (b)      "Administrative Agent" shall have the meaning set forth in
Section 3.02.

         (c) "Agreement" means this Limited Liability Company Agreement of the Company, as amended from time to time.

         (d) "Bankruptcy" means, with respect to any Person, if (A) such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to

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or acquiesces in the appointment of a trustee, receiver or liquidator of the
Person or of all or any substantial part of its properties, or (B)(i) 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or (ii) within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         (e)      "Board" shall have the meaning set forth in Section 7.01.

         (f)      "Capital Accounts" shall have the meaning set forth in Section
                  10.01.

         (g) "Capital Contributions" means the amount of all cash, money, and notes payable on demand and the agreed upon value of other property or services contributed by the Member to the Company.

         (h) "Certificate of Formation" means the Certificate of Formation of the Company, including any restatements thereof or amendments thereto, which are filed with the Secretary of State.

         (i)      "Certificates" shall have the meaning set forth in Section
3.02.

         (j)      "Code" means the Internal Revenue Code of 1986.

         (k)      "Collateral" shall have the meaning set forth in Section 3.02.

         (l) "Company" means Nissan Auto Leasing LLC II, a Delaware limited liability company.

         (m)      "Covered Person" shall have the meaning set forth in Section
11.03.

         (n)      "Fiscal Year" means the taxable year of the Member.

         (o)      "Indemnified Persons" shall have the meaning set forth in
Section 11.01(b).

         (p)      "Independent Manager" shall have the meaning set forth in
Section 7.16.

         (q) "Managers" means such persons or entities that may be designated from time to time by the Member as managers of the Company to perform such functions for the Company as may be determined from time to time by the Member and for such term as shall be determined by the Member. A Manager shall be deemed to be a "manager" of the Company within the meaning of the Act.

         (r) "Member" means each Person who (i) is an initial signatory to this Agreement, or (ii) has been admitted to the Company as a Member in accordance with this Agreement or is an

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assignee who has become a Member in accordance with this Agreement and (iii) has not ceased to be a Member pursuant to this Agreement or the Act.

         (s) "NMAC" means Nissan Motor Acceptance Corporation, a California corporation.

         (t)      "Notes" shall have the meaning set forth in Section 3.02.

         (u) "Officers" means such persons or entities that may be designated from time to time by the Board as officers of the Company to perform such functions for the Company as may be determined from time to time by the Board and for such term as shall be determined by the Board pursuant to Article 8 of this Agreement.

         (v) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934.

         (w)      "Pooling Agreements" shall have the meaning set forth in
Section 3.02.

         (x) "Profits" and "Losses" mean the Company's taxable income or loss for each Fiscal Year (or other period) determined in accordance with the accounting methods followed by the Company for federal income tax purposes, except that any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss.

         (y)      "Purchase Agreement" shall have the meaning set forth in the
Section 3.02.

         (z)      "Rating Agency" shall have the meaning set forth in Section
5.04.

         (aa)     "Receivables" shall have the meaning set forth in Section
3.02.

         (bb) "Secretary of State" means the Secretary of State of the State of Delaware.

         (cc)     "Securities" shall have the meaning set forth in Section 3.02.

         (dd)     "Special Member" shall have the meaning set forth in Section
13.06.

         (ee)     "SUBIs" shall have the meaning set forth in Section 3.02.

         (ff)     "Substitute Member" shall have the meaning set forth in
Section 13.06.

         (gg)     "Trusts" shall have the meaning set forth in Section 3.02.

         (hh)     "Trustee" shall have the meaning set forth in Section 3.02.

         Section 1.02 Other Definitional Provisions.

         (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits

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hereto, (iii) references to words such as "herein" and "hereof" shall refer to this Agreement as a whole and not to any particular part, Article or Section hereof, (iv) references to an Article or Section such as "Article One" or "Section 1.01" shall refer to the applicable Article or Section of this Agreement, (v) the term "include" and all variations thereof shall mean "include without limitation", and (vi) the term "or" shall include "and/or."

         (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under such generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (c) Any reference in this Agreement to any agreement means such agreement as it may be amended, restated, supplemented or otherwise modified from time to time. Any reference in this Agreement to any law, statute, regulation, rule or other legislative action shall mean such law, statute, regulation, rule or other legislative action (and any successor thereto) as amended, supplemented or otherwise modified from time to time, and shall include any rule or regulation promulgated thereunder. Any reference in this Agreement to a Person shall include the permitted successors or assignees of such Person.

                                   ARTICLE TWO

                             ORGANIZATION OF COMPANY

         Section 2.01 Formation. The Member hereby forms a limited liability company pursuant to the provisions of the Act and this Agreement, and agrees that the rights, duties and liabilities of the Member, Managers and Officers shall be as provided in the Act, except as otherwise provided in this Agreement. Pursuant to Section 18-201 of the Act, this Agreement shall become effective as of the date specified in the first paragraph hereof.

         Section 2.02 Name and Office. The name of the Company shall be NISSAN AUTO LEASING LLC II, and its registered office in Delaware shall be c/o The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other place as the Board may determine from time to time.

         Section 2.03 Service of Process. The name and address of the Company's initial registered agent for service of process are:

                         The Corporation Service Company
                        2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808

         Section 2.04 Execution, Delivery and Filing of Certificate. Tammy Wong-Massey, as an "authorized person" within the meaning of the Act, executed, delivered and filed the

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Certificate of Formation with the Secretary of State on October 24, 2001 (such filing being hereby ratified and confirmed).

                                  ARTICLE THREE

                                    PURPOSES

         Section 3.01 Purposes. Subject to Section 3.02 below, the purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

         Section 3.02 Limitations on Purposes. Notwithstanding Section 3.01 above, the purpose of the Company is limited to the following purposes and activities incident and necessary or convenient to accomplish the following purposes: (i) acquire from time to time from or sell from time to time to NMAC or its dealers or affiliates all right, title and interest in and to (or beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of new, near-new or used motor vehicles (including automobiles and light-duty trucks), moneys due thereunder, security interests in the vehicles financed or leased thereby, proceeds from claims on insurance policies related thereto and related rights (collectively, the "Receivables");
(ii) acquire from time to time from NMAC or any of its affiliates as may be the holder of an undivided trust interest in a trust or other similar special purpose entity originating leases with respect to new, near-new or used vehicles (including automobiles and light-duty trucks), all right, title and interest in and to one or more special units of beneficial interest representing interests in a pool of leased vehicles allocated from any such undivided trust interest in a trust or other similar special purpose entity, the lease contracts related to the leased vehicles, moneys due under such leases, proceeds from the claims on insurance policies related to such vehicles or leases and related rights (collectively, "SUBIs"), and act as the beneficiary of any such SUBIs under the terms of the documents creating such interests (including, without limitation, enforce its rights and exercise available remedies thereunder), and sell from time to time to NMAC or reallocate from time to time to the undivided interest from which such SUBI was created certain of the leased vehicles, related leases and interest therein comprising such SUBIs; (iii) acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with motor vehicle dealers or lessors or other originators or servicers of Receivables or other similar or related assets and any proceeds or further rights associated with any of the foregoing (the "Collateral"); (iv) transfer Receivables and SUBIs and/or related Collateral to trusts or other Persons (collectively, the "Trusts") pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the "Pooling Agreements") to be entered into by, among others, the Company, the trustee or other representative named therein (the "Trustee") and any Person acting as servicer of the Receivables or SUBIs; (v) authorize, sell and deliver any class of certificates or other securities (collectively, the "Certificates") issued by the Trusts under the related Pooling Agreements; (vi) acquire from NMAC Certificates issued by one or more Trusts to which NMAC or one of its subsidiaries transferred Receivables; (vii) issue, sell, authorize and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured by or collateralized by one or more pools of Receivables, SUBIs, Collateral or Certificates (collectively, the "Notes" and together with the Certificates, the "Securities"); (viii) sell and issue Securities secured by the

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SUBIs or the Receivables and related Collateral to certain purchasers, pursuant to indentures, purchase agreements or other similar agreements (collectively, the "Purchase Agreements"); (ix) hold and enjoy all of the rights and privileges of any Securities, including any class of Securities that may be subordinate to any other class of Securities; (x) loan to or borrow from affiliates or others or otherwise invest or apply funds received as a result of the Company's interest in any Securities and any other income, as determined by the Board of Managers from time to time; (xi) perform its obligations under the Pooling Agreements and Purchase Agreements, including entering into one or more interest rate cap agreements to the extent permitted by and in accordance with the terms of such Pooling Agreements or Purchase Agreements; and (xii) engage in any activity and exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing, including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements.

         So long as any outstanding debt of the Company or Securities are rated by any Rating Agency, the Company shall not issue unsecured notes or otherwise borrow money (except as provided in the foregoing paragraph) unless (a) the Company has made a written request to the related Rating Agency to issue unsecured notes or incur borrowings and such notes or borrowings are rated by the related Rating Agency the same as or higher than the rating afforded any outstanding rated debt or Securities, or (b) such notes or borrowings (1) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) or are nonrecourse against any assets of the Company other than the assets pledged to secure such notes or borrowings, and (2) where such notes or borrowings are secured by the rated debt or Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Securities) to such rated debt or Securities, and in either case prior notice and copies of the related instruments and agreements are provided to such Rating Agency.

         The Company, and the Member, or any Manager or Officer on behalf of the Company, may enter into: (i) an Amended and Restated Trust Agreement between the Company and Wilmington Trust Company, as owner trustee, establishing the Nissan Auto Lease Trust 2001-A (the "Trust"); (ii) a Trust Administration Agreement among the Trust, NMAC, as administrative agent, the Company, and U.S. Bank National Association, as indenture trustee; (iii) a Trust SUBI Certificate Transfer Agreement between the Company and the Trust; (iv) a SUBI Certificate Transfer Agreement between the Company and NILT Trust, a Delaware business trust; (v) a Back-up Security Agreement among NMAC, Nissan-Infiniti LT, a Delaware business trust, NILT Trust, the Company, the Trust and U.S. Bank National Association; (vi) a Control Agreement among the Company, the Trust, an indenture trustee and a securities intermediary; (vii) a Purchase Agreement among NMAC, the Company, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of certain financial institutions as initial purchasers, and one or more forms of Purchase Agreements between NMAC, the Company, and certain affiliates of Merrill Lynch, Pierce Fenner & Smith Incorporated (collectively, the "Purchase Agreements"); and (viii) all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Manager, Officer or other Person notwithstanding any other provision of this Agreement. The foregoing

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authorization shall not be deemed a restriction on the powers of the Member or any Manager or Officer to enter into other agreements on behalf of the Company.

         Section 3.03 Power and Authority. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to accomplish or for the furtherance of the purposes set forth in this Article.

                                  ARTICLE FOUR

                                INTERNAL AFFAIRS

         Section 4.01 Internal Affairs. The Company shall insure at all times that (a) it maintains separate records and books of account from those of NMAC, and (b) except as permitted by contract between the Company and NMAC with respect to deposits in certain accounts of collections of receivables of NMAC's that were not sold to the Company pursuant to an agreement between them, which will be promptly remitted to the owner thereof, none of the Company's assets will be commingled with those of NMAC or any of its affiliates.

                                  ARTICLE FIVE

                   BANKRUPTCY OR INSOLVENCY RELATED PROVISIONS

         Section 5.01 Limitations on Powers. Notwithstanding any other provision of this Agreement and any provision of law, the Company shall not engage in any business or activity other than as set forth in this Agreement.

         Section 5.02 Unanimous Vote Required. Notwithstanding any other provision of this Agreement and notwithstanding any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person acting on behalf of the Company, the Company, the Member, the Board, any Officer or any other Person acting on behalf of the Company shall not be authorized or empowered, nor shall they permit the Company, without the prior affirmative vote of 100% of the Managers of the Company, including all of the Independent Managers, to do any of the following:

         (a) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets, or acquire all or substantially all of the assets, capital stock or other ownership interest of any other corporation, company or entity, except in accordance with the terms of Article Three herein, on which there shall be no restriction; or

         (b) (i) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) file, consent to the filing of or join in the filing of, a bankruptcy or insolvency petition against the Company or otherwise institute bankruptcy or insolvency proceedings; (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to the Company or all or substantially all of its property; or (v) make a general assignment for the benefit of creditors.

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         Section 5.03 Waiver of Right to Reject Executory Contract. To the
extent that this Agreement or any provision hereof is deemed by any court to be an executory contract, the Member hereby waives, to the fullest extent permissible by law, any right to reject any term of this Agreement in any bankruptcy proceeding.

         Section 5.04 Amendment of Bankruptcy Related Provisions. None of the provisions of this Article shall be amended, altered or repealed without the written consent of 100% of the Board, including the Independent Managers, and notice to each nationally recognized statistical rating organization which has been requested by the Company or its affiliates to rate one or more outstanding classes of Securities issued by the Company or its affiliates or by a Trust, and which is then rating such class or classes of securities (each a "Rating Agency").

         Section 5.05 Restriction on Merger or Consolidation. Notwithstanding the provisions of Section 5.02, the Company shall not take any of the actions described in Section 5.02(a) without prior written notice to each Rating Agency.

                                   ARTICLE SIX

                        CAPITAL CONTRIBUTIONS; BORROWINGS

         Section 6.01 Admission and Initial Contributions of Member. NMAC shall be admitted as a member of the Company at the time it executes this Agreement or a counterpart signature page to this Agreement. The Member shall make the Capital Contribution set forth next to its name in Exhibit A upon the formation of the Company. No interest shall be paid to NMAC based on any Capital Contribution made to the Company.

         Section 6.02 Additional Contributions. The Member is not required to make any additional capital contributions to the Company. The provisions of this Agreement, including this Section, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and to the fullest extent permitted by law, no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

         Section 6.03 Withdrawals or Transfers. The Member shall not be entitled to withdraw from the Company without the consent of the Board or as otherwise provided in this Agreement. In the event of the Member's withdrawal from the Company or transfer of all of its limited liability company interest in the Company, the Member shall, pursuant to the terms of this Agreement, cause a successor Member to be admitted to the Company as a member of the Company effective immediately prior to the time of the withdrawal or transfer upon such Person's execution of a counterpart signature page to this Agreement, and, where such successor Member is not an Affiliate, shall be subject to the conditions set forth in Section 6.04. The Company shall notify the Ratings Agencies of any transfer of limited liability company interests in the Company or withdrawal of the Member. The Member's withdrawal or transfer shall become effective immediately following the admission of a successor Member.

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         Section 6.04 Additional Members. Additional members of the Company may be added with the written consent of the Member and, if other than any Affiliates of the Members, with notice to the Ratings Agencies, and ratification of 100% of the Board, including all of the Independent Managers. The rights of any such additional member of the Company shall be specified in an amendment or supplement to this Agreement executed by each current member. No other additional Members shall be admitted to the Company other than in accordance with the express terms of this Agreement, in particular Section 6.03.

                                  ARTICLE SEVEN

                                   MANAGEMENT

         Section 7.01 Board of Managers. Subject to the limitations contained in this Agreement and the Act, the business and affairs of the Company shall be managed by or under the direction of a Board of Managers (the "Board").

         Section 7.02 Powers of the Managers. The Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to the other provisions of this Agreement, the Board shall have the authority, on behalf of the Company, to do all things necessary or appropriate for the accomplishment of the purposes of the Company. Subject to the other provisions of this Agreement, the Board shall have full power to act for and to bind the Company to the extent provided by Delaware law.

         Section 7.03 Number. The authorized number of Managers of the Company shall be five, at least two of which shall be Independent Managers as defined in
Section 7.16. The number of Managers may be increased or decreased by the Member from time to time to a number not less than three nor more than seven, subject to the limitations contained in Sections 7.15 and 7.16.

         Section 7.04 Election and Tenure of Office. Each Manager shall hold office until the expiration of the term for which appointed by the Member and until a successor is designated and qualified or until such Manager's death, resignation or removal.

         Section 7.05 Vacancies. Subject to Sections 7.15 and 7.16, vacancies on the Board may be filled by the Member. The Member may at any time designate a Manager to fill any vacancy, and may designate additional Managers upon Amendment of this Agreement to provide for additional Managers. A vacancy or vacancies shall be deemed to exist in case of the death, incapacity, resignation or removal of any Manager, or if the Board shall increase the authorized number of Managers.

         Subject to Sections 7.15 and 7.16, if the Board accepts the resignation of a Manager tendered to take effect at a future time, the Member shall have power to designate a successor to take office when the resignation becomes effective.

         No reduction of the number of Managers shall have the effect of removing any Manager prior to the expiration of his or her term of office.

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         No resignation of an Independent Manager shall become effective until the Member has designated a successor Independent Manager pursuant to the terms of this Agreement.

         Section 7.06 Removal of Managers. Subject to Sections 7.15 and 7.16, the entire Board or any individual Manager may be removed with or without cause from office by the Member.

         Section 7.07 Place of Meetings; Telephonic Meetings. Meetings of the Board shall be held at such place as may be designated for that purpose from time to time by the President. Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment permitting all persons participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

         Section 7.08 Annual Meeting. The Board shall conduct an annual meeting, to be held following notice by the President.

         Section 7.09 Special Meetings - Notice. Special meetings of the Board for any purpose may be called at any time by the President or by any two Managers. Special meetings of the Board shall be held upon four days' written notice or 48 hours notice given personally or by telephone, e-mail, facsimile or other similar means of communication. Any such written notice shall be addressed or delivered to each Manager at such Manager's address as it is shown upon the records of the Company or may have been given to the Company by the Manager for purposes of notice or, if such address is not shown on records or is not readily ascertainable, at the place in which the meetings of the Board are regularly held.

         Written notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any personal notice shall be deemed to have been given at the time it is personally delivered to the recipient. Written notice by e-mail shall be deemed to have been given at the time it is actually transmitted by the person giving the notice by e-mail to the recipient.

         Section 7.10 Waiver. Notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting the insufficiency of notice to such Manager at its commencement. All such waivers, consents and approvals shall be filed with the Company's records or made a part of the minutes of the meeting.

         Section 7.11 Written Consent. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Managers. Any certificate or other document filed which relates to action so taken shall state that the action was taken by the unanimous

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written consent of the Board without a meeting and that this Agreement authorizes the Managers to so act. Such statement shall be the prima facie evidence of such authority.

         Section 7.12 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent Managers if the time and place be fixed at the meeting adjourned.

         Section 7.13 Quorum. A majority of the authorized number of Managers as fixed in accordance with this Agreement shall be necessary to constitute a quorum for the transaction of business, and, subject to the provisions of this Agreement (including those that specify that approval by Independent Managers is required with respect to certain actions), the action of a majority of the Managers present at any meeting at which there is a quorum, when duly assembled, is valid as an act of the Board.

         Section 7.14 Fees and Compensation. Managers and Officers may receive such compensation and fees, if any, for their services, and such reimbursement for expenses, as may be determined by resolution of the Board.

         Section 7.15 Independent Managers. Of the authorized number of Managers provided in Section 7.03 hereof, the Board shall at all times have at least two individuals who are Independent Managers (as defined in Section 7.16) who are acting as Managers; provided that if the authorized number of Managers exceeds five, at least three Managers shall be Independent Managers. If at any time the Board does not have the requisite number of Independent Managers, no action requiring the unanimous vote of the Board (including the Independent Managers) shall be taken until a sufficient number of Independent Managers have been elected and qualified. The initial Independent Managers shall be H. Edward Matveld and Cheryl A. Lawrence.

         Section 7.16 Definitions of Certain Terms Used in Section 7.15. For purposes of Section 7.15 the following terms shall have the meanings set forth in this Section:

         (a) An "Independent Manager" shall be an individual who was not, at the time of such appointment or at any other time in the preceding five years: (i) a director, officer or employee of any affiliate of the Company (other than any limited purpose or special purpose corporation or limited liability company similar to the Company); (ii) a person related to any officer or director of any affiliate of the Company (other than any limited purpose or special purpose corporation or limited liability company similar to the Company); (iii) a direct or indirect holder of more than 10% of any voting securities of any affiliate of the Company; (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of any affiliate of the Company; (v) a material creditor, material supplier, employee, officer, director, family member, manager, or contractor of the Company or its affiliates; or (vi) a person who controls (whether directly; indirectly, or otherwise) the Company or its affiliates or any material creditor, material supplier, employee, officer, director, manager or material contractor of the Company or its affiliates.

         Section 7.17 Amendment of Independent Manager Definition. So long as any Securities are outstanding, the definition of "Independent Manager" and Sections 7.15 and 7.16 of this Agreement shall not be amended, altered, changed or repealed without the unanimous written consent of the Board (including all of the Independent Managers) with notice of such amendment provided promptly to each Rating Agency.

                                  ARTICLE EIGHT

                                    OFFICERS

         Section 8.01 Officers. The Officers of the Company shall be a president, a secretary and a chief financial officer/treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board. The Company may also have, at the discretion of the Board, a Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of this Agreement.

         Section 8.02 Election of Officers. The Board shall, from time to time, elect a President from their own number, a Secretary and a Treasurer, and any other officers determined to be necessary by the Board, who may, but need not, be members of the Board. Any two or more of such offices, except those of President and Secretary, may be held by the same person.

         Section 8.03 Section 8.03. Tenure of Office. The tenure of office of all the officers of the Company shall be fixed by the Board.

         Section 8.04 Section 8.04. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board at any regular or special meeting or by any officer upon whom such power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the Board or to the President, or to the Secretary of the Company. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 8.05 Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to such office.

         Section 8.06 Chairman of the Board and President.

         (a) Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board as prescribed by this Agreement.

         (b) President. The President shall be the chief executive officer of the Company and shall, subject to the control of the Board, have general supervision, direction and control of the business affairs of the Company. In the absence of the Chairman of the Board, he or she shall preside at all meetings of the Board. He or she shall be ex officio, a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties as may be prescribed by the Board or this Agreement.

         Section 8.07 Vice Presidents.

         (a) Senior Vice Presidents. The Senior Vice Presidents, if any, shall be the deputy chief executive officers of the Company and shall exercise such authority over the activities of the Company as prescribed by the President. In the absence or disability of the President, they shall, in the order designated by the President or the Board, perform the duties and exercise the powers of the President.

         (b) Vice Presidents. The Vice Presidents, if any, shall exercise authority over the activities of their assigned area of responsibility as prescribed by the President and under the overall direction and control of the President or Senior Vice Presidents.

         Section 8.08 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board may order, of all meetings of the Board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Managers' meetings, and the proceedings thereof.

         The Secretary shall give, or cause to be given, notice of all the meetings of the Board required by this Agreement or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board or this Agreement.

         Section 8.09 Treasurer. The Treasurer shall receive and keep all the funds of the Company, and pay them out only as authorized by the Board.

         Section 8.10 Assistants. Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in this Agreement or as directed by the Board, and shall perform such other duties as are imposed upon them by this Agreement or the Board.

         Section 8.11 Subordinate Officers. The Board may from time to time appoint such subordinate officers or agents as the business of the Company may require, and fix their tenure of office.

                                  ARTICLE NINE

                         EXECUTIVE AND OTHER COMMITTEES

         Section 9.01 Executive and Other Committees. The Board may designate an executive committee, and such other committees as may be necessary from time to time, each consisting of two or more members and with such powers as it may designate, consistent with this Agreement and the Act. Such committees shall hold office at the pleasure of the Board.

                                   ARTICLE TEN

               CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

         Section 10.01 Capital Accounts. A capital account shall be maintained for the Member (a "Capital Account"), to which contributions and Profits shall be credited and against which distributions and Losses shall be charged. Capital Accounts shall be maintained in accordance with the accounting principles of Code Section 704 and the Treasury Regulations thereunder.

         Section 10.02 Allocation of Profits and Losses.

         The Profits and Losses of the Company shall be determined as of the end of each Fiscal Year of the Company and shall be allocated to the Member.

         Section 10.03 Distributions.

         (a) The Company shall distribute to the Member such sums as the Board determines to be available for distribution and appropriate for distribution and not required to provide for current or anticipated Company needs. All distributions shall be made to the Member.

         (b) No distributions shall be declared and paid unless, after the distribution is made, the Company would be able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of the Company's liabilities.

         (c) Notwithstanding any other provision of this Agreement, the Company shall not make a distribution to a Member on account of its interest in the Company if such distribution would violate this Agreement, any other applicable agreements, any applicable Pooling Agreements or Purchase Agreements, the Act or other applicable law.

                                 ARTICLE ELEVEN

                    EXCULPATION OF LIABILITY; INDEMNIFICATION

         Section 11.01 Limitation and Exculpation of Liability.

         (a) Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager or Officer of the Company.

         (b) Neither the Member nor the Special Members nor any Officer, Manager, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or the Special Members (collectively, the "Indemnified Persons") shall be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that an

Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct.

         Section 11.02 Indemnification. Subject to the following sentences, the Company shall have the authority, to the maximum extent permitted by the Act and other applicable law, and hereby does indemnify each of its Managers, Officers, employees and agents to the fullest extent permissible under Delaware law and this Agreement. Subject to the preceding and following sentences, the Company shall indemnify its Officers and Managers against expenses, judgment, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an Officer or Manager of the Company, and shall advance to such Officer or Manager expenses incurred in defending any such proceeding to the maximum extent permitted by law. Notwithstanding the foregoing, if the Company has outstanding any Securities, the Company's obligation to pay any amount as indemnification or as an advance of expenses (other than amounts received from insurance policies) shall be fully subordinated to payment of amounts then due on the Securities and, in any case, (i) nonrecourse to any of the Company's assets pledged to secure such Securities, and (ii) shall not constitute a claim against the Company to the extent that funds are insufficient to pay such amounts. For purposes of this section, an "Officer" or "Manager" of the Company shall mean any person who is an Officer or Manager of the Company, or is serving at the request of the Company as a director or officer of another corporation or other enterprise.

         Section 11.03 Fiduciary Duties. To the extent that, at law or in equity, a Member, Manager, or agent of the Company or a director, officer, employee or Affiliate of such person (each, a "Covered Person") has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

                                 ARTICLE TWELVE

                   CORPORATE RECORDS AND REPORTS - INSPECTION

         Section 12.01 Records. The Company shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business, as fixed by the Board from time to time.

         Section 12.02 Inspection of Books and Records. All books and records provided for in the appropriate sections of the Act shall be open to inspection of the Member and each Manager from time to time and in the manner provided in the Act.

         Section 12.03 Certification and Inspection of Certificate of Formation and LLC Agreement. The original or a copy of the Company's Certificate of Formation and this Agreement, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the Member and members of the Board of the Company, as provided in the Act.

         Section 12.04 Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

         Section 12.05 Contracts, etc. - How Executed. The Board, except as otherwise provided in this Agreement, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company. Such authority many be general or confined to specific instances.

                                ARTICLE THIRTEEN

                                 TERM OF COMPANY

         Section 13.01 Commencement. The term of the Company commenced upon the filing of the Certificate of Formation with the Secretary of State.

         Section 13.02 Duration. The term of the Company shall continue perpetually, unless the Company is dissolved in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in the manner required by the Act.

         Section 13.03 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events: (i) upon unanimous written consent of the Member and 100% of the Managers, including all of the Independent Managers; (ii) at any time the Company contains no members; or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

         Section 13.04 Continuation of Company. The resignation, withdrawal, expulsion, Bankruptcy, insolvency or dissolution of the Member or the occurrence of any event that terminates the continued membership of the Member shall not, in and of itself, cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event, the Company shall be continued without dissolution as permitted by this Agreement and the Act.

         Section 13.05 Bankruptcy or Insolvency of Member. Notwithstanding any other provision of this Agreement, the Bankruptcy or insolvency of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         Section 13.06 Admission of Special Member. Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the assignee as a member of the Company, effective immediately prior to such transfer, or (ii) the resignation of the Member and the admission of a successor member of the Company, effective immediately prior to such resignation), (a) each Person acting as an Independent Manager pursuant to Article Seven shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a member of the Company (each, a "Special Member") and shall continue the Company without dissolution, and (b) the personal representative of such Member is hereby authorized to, and shall, to the fullest extent permitted by law, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, appoint a Person as a substitute member of the Company (the "Substitute Member"). No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Article Seven; provided, however; the Special Members shall automatically cease to be members of the Company upon the admission to the Company of a Substitute Member but shall not thereby cease to be Independent Managers. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Each Special Member shall be entitled to the benefits of the exculpation from liability and indemnification provisions contained in Article Eleven. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each Person acting as an Independent Manager pursuant to Article Seven shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as an Independent Manager pursuant to Article Seven shall not be a member of the Company. The admission to the Company as a Special Member of a Person acting as an Independent Manager shall not affect such Person's rights, powers, privileges or obligations as an Independent Manager.

                                ARTICLE FOURTEEN

                              APPLICATION OF ASSETS

         Section 14.01 Application of Assets. Upon dissolution of the Company, the Company shall cease carrying on its business and affairs and shall commence winding up of the Company's business and affairs and complete the winding up as soon as practicable. The winding-up of the Company's business and affairs shall be managed by the Managers. The assets of the Company may be liquidated or distributed in kind, as determined by the Managers, and the same shall first be applied to the satisfaction (whether by payment or the reasonable provision for payment) of the Company's liabilities in accordance with the Act and then to the Members. Subject to the terms of any applicable Pooling Agreements, Purchase Agreements, or Securities, to the extent that Company assets cannot either be sold without undue loss or readily divided for distribution in kind to the Members, then the Company may, as determined by the Managers, convey those assets to a suitable holding entity established for the benefit of the Members in order to permit the assets to be sold without undue loss and the proceeds thereof, subject to the Act, distributed to the Member at a future date. The legal form of the holding entity, the identity of the trustee or other fiduciary and the terms of its governing instrument shall be determined by the Managers.

         Section 14.02 Termination. The Company and this Agreement shall terminate when all the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Article and the Certificate of Formation shall have been cancelled in the manner required by the Act.

         Section 14.03 Claims of the Members. The Member shall look solely to the Company's assets for the return of its Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Member shall not have recourse against the Company.

                                 ARTICLE FIFTEEN

                            MISCELLANEOUS PROVISIONS

         Section 15.01 Amendment of Agreement. Amendments to this Agreement may be adopted, or this Agreement may be repealed or amended by majority vote of the Board at any annual or special meeting. Notwithstanding the foregoing, Sections 6.03, 6.04, 7.15, 7.16, 7.17, 10.03, 11.02, this Section 15.01 and Articles
Three, Four, Five and Thirteen shall not be amended or repealed without obtaining the written consent of 100% of the Board of Managers, including all of the Independent Managers, or the further consents specified therein.

         Section 15.02 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and may be modified only as provided herein. No representations or oral or implied agreements have been made by any party hereto or its agent, and no party to this Agreement has relied upon any representation or agreement not set forth herein. This Agreement supersedes any and all other agreements, either oral or written, among the Company and its Members.

         Section 15.03 Further Execution. Upon request of the Company from time to time, the Member, Managers and Officers shall execute and swear to or acknowledge any amended Certificate of Formation and any other writing which may be required by any rule or law or which may be appropriate to the effecting of any action by or on behalf of the Company which has been taken in accordance with the provisions of this Agreement.

         Section 15.04 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns. None of the provisions of this Agreement shall be construed as for the benefit of or as enforceable by any creditor of the Company or the Members or any other Person not a party to this Agreement. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms. In addition, notwithstanding any other provision of this Agreement, the Independent Managers shall be intended beneficiaries of this Agreement.

         Section 15.05 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any security or the rights of the holders thereof.

         Section 15.06 Captions. All captions are for convenience only, do not form a substantive part of this Agreement and shall not restrict or enlarge any substantive provisions of this Agreement.

         Section 15.07 Delaware Law to Control. This Agreement shall be governed by, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the internal laws of the State of Delaware without regard to any otherwise applicable principles of conflict of laws.

                       [Remainder of this page left blank]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                            MEMBER:

                                            NISSAN MOTOR ACCEPTANCE CORPORATION

                                            By: /s/ Joji Tagawa
                                                ---------------
                                                Name: Joji Tagawa
                                                Title: Treasurer

                                            SPECIAL MEMBERS:

                                            /s/ H. Edward Matveld
                                            ----------------------
                                            H. Edward Matveld

                                            /s/ Cheryl A Lawrence
                                            ----------------------
                                            Cheryl A. Lawrence

                                    EXHIBIT A

                            Limited Liability Company
         Member                      Interest                         Capital Contribution
-----------------------     -------------------------                 --------------------
Nissan Motor Acceptance      100% economic interest                          $1,000
Corporation

                                       A-1